                                                              Exhibit 11.1

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)

                                                             1996          1997          1998
                                                          ----------   -----------   ------------

Historic basic and diluted earnings (loss) per share:
-----------------------------------------------------
Loss from continuing operations                             $(1,114)     $ (4,586)     $(11,568)
Income (loss) from discontinued operations                      799         1,923          (671)
                                                            -------      --------      --------
Total Net Loss                                              $  (315)     $ (2,663)     $(12,239)
                                                            =======      ========      ========

Weighted-average common shares outstanding:
-------------------------------------------
Basic and diluted common shares outstanding                   9,648         9,648         9,869
                                                            =======      ========      ========

Basic and diluted earnings (loss) per share:
-------------------------------------------------------
Continuing operations                                       $ (0.11)     $  (0.48)     $  (1.17)
Discontinued operations                                        0.08          0.20         (0.07)
                                                            -------      --------      --------
     Total                                                  $ (0.03)     $  (0.28)     $  (1.24)
                                                            =======      ========      ========
                                                                                         1998
                                                                                         ----
                                                                                     (in thousands
                                                                                 except per share amounts)
Supplemental basic and diluted loss per share(unaudited):
---------------------------------------------------------

Loss from continuing operations                                                        $(11,568)
Loss from discontinued operations                                                          (671)
                                                                                       --------
Total net loss                                                                          (12,239)

Add: Interest adjustment -- continuing operations                                           941
     Interest adjustment -- discontinued operations                                         135
                                                                                       --------

Total supplemental net loss -- continuing operations                                    (10,627)
Total supplemental net loss -- discontinued operations                                     (536)
                                                                                       --------
Total supplemental net loss                                                            $(11,163)
                                                                                       ========

Weighted average common shares outstanding:
-------------------------------------------

Historical basic and diluted weighted average common
     shares outstanding                                                                   9,869
Shares assumed to be issued to pay-down debt                                                717
Series A and B preferred shares assumed to be converted
     to common stock                                                                      2,931
                                                                                       --------
Total supplemental weighted-average common shares
     outstanding basic and diluted                                                       13,517
                                                                                       ========

Supplemental loss per share -- basic and diluted
----------------------------------------------

Continuing Operations                                                                  $  (0.79)
Discontinued operations                                                                   (0.04)
                                                                                       --------
Total                                                                                  $  (0.83)
                                                                                       ========

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